                                                                         EX 99.9

                       Amendment To Custodian Agreement

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Funds is hereby amended:


The following is a list of Portfolios referred to in    The following is a list of Investment Portfolios
the first WHEREAS clause of the Agreement.              referred to in Section 28 of the Agreement.
Cash Management Fund Investment                         Cash Management Portfolio
Tax Free Money Fund Investment                          Not Applicable
NY Tax Free Money Fund Investment                       Not Applicable
Treasury Money Fund Investment                          Treasury Money Portfolio
International Equity Fund                               International Equity Portfolio
Mid Cap Fund                                            Capital Appreciation Portfolio
Lifecycle Long Range Fund                               Asset Management Portfolio
Lifecycle Mid Range Fund                                Asset Management Portfolio II
Lifecycle Short Range Fund                              Asset Management Portfolio III
Small Cap Fund                                          Small Cap Portfolio
PreservationPlus Income Fund                            PreservationPlus Income Portfolio
Quantitative Equity Fund                                Quantitative Equity Portfolio
Global Equity Fund                                      Not Applicable

This Amendment supercedes all other Amendments to Exhibit A.

Dated as of April 27, 2001


                                              BT INVESTMENT FUNDS

                                              By:
                                                  ------------------------------

                                              Name: Daniel O. Hirsch

                                              Title:   Secretary


                                              BANKERS TRUST COMPANY

                                              By:
                                                  ------------------------------

                                              Name: Ross C. Youngman

                                              Title: Managing Director